UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015 (August 28, 2015)

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Line of Credit

On August 30, 2015, Lucas Energy, Inc. (the “Company”, “we” and “us”) entered into a Non-Revolving Line of Credit Agreement with Silver Star Oil Company (“Silver Star” and the “Line of Credit”). The Line of Credit, which had an effective date of August 28, 2015, provides the Company the right, from time to time, subject to the terms of the Line of Credit, to sell up to $2.4 million in convertible promissory notes (the “Convertible Notes”) to Silver Star. Specifically, the Company has the right to request advances in an amount not to exceed $200,000, each thirty days, provided that subject to the conditions set forth in the Line of Credit, and summarized below, Silver Star is required to advance us $200,000 on October 1, 2015. Each advance is evidenced by a Convertible Note described in greater detail below. The Company agreed to comply with certain standard affirmative and negative covenants in connection with the Line of Credit and both we and Silver Star made customary representations and warranties therein. Among other things, unless waived by Silver Star, the following closing conditions must be met under the Line of Credit, in order for Silver Star to be required to loan us funds in connection with an advance: (a) no event of default or breach must have occurred under the Convertible Notes or any other agreements between us and Silver Star; (b) we must have obtained approval of the NYSE MKT for the sale of the Convertible Notes; (c) our common stock must be traded on the NYSE MKT; and (d) no more than thirty days shall have passed since our receipt of a notice of default in connection with any material default in excess of $50,000.

The Line of Credit also provides Silver Star the right to force us, with ten days prior notice, to sell it Convertible Notes up to the total then remaining amount of funding available under the Line of Credit. Pursuant to the Line of Credit, we agreed to seek shareholder approval, in the event either we or the NYSE MKT require shareholder approval, of the Line of Credit and/or the shares of common stock issuable upon conversion of the Convertible Notes, within 45 days of the date of Silver Star’s request. Finally, we agreed to not take certain actions without the prior written consent of Silver Star so long as we had any obligation under the Line of Credit or Convertible Notes, including to not designate any shares of preferred stock, or to issue or agree to issue more than 10% of our outstanding securities in any 180 day period (except pursuant to already outstanding convertible securities).

Unless otherwise agreed between the parties, the Convertible Notes are due and payable on October 1, 2016, accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that the total number of shares of common stock issuable upon conversion of the Convertible Notes cannot exceed 19.9% of our outstanding shares of common stock on the date the Line of Credit was agreed to (or the total voting power outstanding on such date), or otherwise exceed the amount of shares that would require stockholder approval under applicable NYSE MKT rules, unless or until we receive stockholder approval for such issuances. In the event the number of shares of common stock issuable upon conversion of the Convertible Notes exceeds such threshold, the notes cannot be converted into common stock. We have the right to prepay the Convertible Notes at any time, provided we provide the holder at least 30 days prior notice of our intention to prepay such notes.

The Convertible Notes include customary events of default for facilities of similar nature and size, including in the event a change of control (as defined in the Convertible Notes) occurs, or we fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

As discussed above, the terms of the Line of Credit, including our ability to request advances and Silver Star’s requirement to purchase Convertible Notes, is subject to certain terms and conditions, including the continued listing of our common stock on the NYSE MKT. While we have been in discussions with the NYSE MKT regarding such continued listing, no formal decision regarding the continuation of the listing of our common stock on the NYSE MKT has been made to date. In the event we fail, or are unable to comply, with the closing conditions set forth in the Line of Credit, Silver Star is not required to purchase any Convertible Notes from us, and in the event that our common stock does not continue to trade on the NYSE MKT at any time during the term of the Line of Credit, the Line of Credit and the terms and conditions thereof expire and terminate automatically.

As disclosed previously, we were notified of our failure to meet certain of the NYSE MKT’s continued listing requirements in February 2014.  We thereafter submitted a plan of compliance to the NYSE MKT which was accepted by the NYSE MKT, and were subsequently granted various extensions in which we were required to re-gain compliance with the NYSE MKT continued listing standards, the last of which expired on August 28, 2015. The NYSE MKT has previously advised us that our failure to regain compliance with the continued listing standards by August 28, 2015, would result in our common stock being delisted from the NYSE MKT. As discussed above, we have been in discussions with the NYSE MKT regarding the transactions contemplated by the Line of Credit and whether due to our ability to borrow funds under the Line of Credit, we met the required conditioned listing standards as of the effective date of the Line of Credit (August 28, 2015); however, no decision has been made by the NYSE MKT as of the filing of this report and in the event the NYSE MKT decides we do not comply with the required additional listing standards, our common stock will be delisted from the NYSE MKT and the Line of Credit will be automatically terminated.

For a description of the risks associated with the delisting of our common stock from the NYSE MKT, please see “Risks Relating to Our Outstanding Securities” under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2015, filed with the Securities and Exchange Commission on July 14, 2015.

Amendment to Letter Loan Agreement

On August 28, 2015, we and Louise H. Rogers, our senior lender (“Rogers”) entered into an Amendment Dated August 28, 2015 to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, Both Dated November 13, 2014 (the “Letter Loan Amendment”). Pursuant to the Letter Loan Amendment, we and Rogers agreed to amend the Second Amended Letter Loan Agreement (as amended to date, the “Letter Loan”), and the Second Amended and Restated Promissory Note (as amended to date, the “Amended Note”), each entered into on November 24, 2014 and effective November 13, 2014, by extending the maturity date of the Amended Note to October 31, 2016 (from September 13, 2015); us agreeing to pay all professional fees due to Rogers; us agreeing to make principal payments to Rogers from certain insurance proceeds to be received after the date of the Letter Loan Amendment; us agreeing to pay Rogers $39,000 in lieu of interest on the Amended Note as well as all operating income of collateralized assets (beginning October 1, 2015); and the parties agreeing that if after 90 days a related party of Silver Star and Rogers cannot agree to a buyout of the Amended Note, the Company will transfer all of its assets to a wholly-owned subsidiary. In connection with the Letter Loan Amendment, Rogers also agreed to waive all past events of default which had occurred under the Amended Letter Loan and the Amended Note as of the date of the Letter Loan Amendment.

* * * *

The description of the Line of Credit, Convertible Notes and Letter Loan Amendment described above are not complete and are qualified in their entirety by reference to the Line of Credit, form of Convertible Note and Letter Loan Amendment, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

 On September 1, 2015, the Company filed a press release disclosing the Company’s entry into the agreements discussed in Item 1.01 above.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Non-Revolving Line of Credit dated August 30, 2015 and effective August 28, 2015, by and between Lucas Energy, Inc. and Silver Star Oil Company

10.2*	Form of Convertible Promissory Note

10.3*	Amendment Dated August 28, 2015 to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, Both Dated November 13, 2014

99.1**	Press Release dated September 1, 2015

* Filed herewith.
** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: September 1, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Non-Revolving Line of Credit dated August 30, 2015 and effective August 28, 2015, by and between Lucas Energy, Inc. and Silver Star Oil Company

10.2*	Form of Convertible Promissory Note

10.3*	Amendment Dated August 28, 2015 to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, Both Dated November 13, 2014

99.1**	Press Release dated September 1, 2015

* Filed herewith.
** Furnished herewith.